EXHIBIT 16.1

SHERB & CO.  LLP
805 Third Avenue, 9th Floor
New York, NY 10022

February 28, 2013

Securities and Exchange Commission
100 F Street, N.W.
Washington, DC20549-7561

We have read Item 4.01 included in the Form 8-K of Texstar Oil Corporation (formerly, Bonamour Pacific, Inc., dated February 28, 2013, to be filed with the Securities and Exchange Commission. We agree with the statements relating only to Sherb & Co LLP contained therein.

Very truly yours,

/s/ SHERB & CO. LLP
Certified Public Accountants